                                                                  Exhibit 10.22

                              SHAREHOLDER AGREEMENT

                                   dated as of

                                October 14, 1997

                                 by and between

                         KHANTY MANSIYSK OIL CORPORATION

                                       and

                       __________________________________
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                                TABLE OF CONTENTS

                                                                         Page
                                                                         ----

                                    ARTICLE I
                                   Definitions

SECTION 1.1       Definitions ...........................................  1

                                   ARTICLE II
                               Third Party Offers

SECTION 2.1.      Third Party Offers ....................................  4

                                   ARTICLE III
                              Transfer Restrictions

SECTION 3.1.      Restrictions ..........................................  5
SECTION 3.2.      Right of First Offer ..................................  6
SECTION 3.3.      Legend ................................................  8
SECTION 3 4.      Compliance with Applicable Law ........................  8
SECTION 3.5.      Effect ................................................  8

                                   ARTICLE IV
                               Registration Rights

SECTION 4.1.      Incidental Registration ...............................  9
SECTION 4.2.      Registration Procedures ............................... 10
SECTION 4.3.      Indemnification ....................................... 13

                                    ARTICLE V
                                Voting Covenants

SECTION 5.1.      Voting Shares ......................................... 15

                                   ARTICLE VI
                                Additional Rights

SECTION 6.1.      Voting and Transfer Agreement ......................... 15

                                   ARTICLE VII
                                   Termination

SECTION 7.1.      Termination ........................................... 15


                                  ARTICLE VIII
                                  Miscellaneous

SECTION 8.1.      Effectiveness ......................................... 16
SECTION 8.2.      Notices ............................................... 16
SECTION 8.3.      Interpretation ........................................ 17
SECTION 8.4.      Severability .......................................... 17


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                                                                          Page
                                                                          ----

SECTION 8.5.      Counterparts ..........................................  17
SECTION 8.6.      Entire Agreement; No Third Party Beneficiaries ........  18
SECTION 8.7.      Further Assurances ....................................  18
SECTION 8.8.      Governing Law; Equitable Remedies .....................  18
SECTION 8.9.      Amendments; Waivers ...................................  18
SECTION 8.10.     Assignment ............................................  18


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            SHAREHOLDER AGREEMENT, dated as of October 14, 1997, by and between
Khanty Mansiysk Oil Corporation, a Delaware corporation ("KMOC") and __________ (the "Investor").

            WHEREAS KMOC and the Investor are parties to a Note and Warrant Purchase Agreement, dated as of October 10, 1997, (the "Purchase Agreement"), pursuant to which KMOC, in exchange for a $7,500,000 capital investment by the Investor, has agreed to issue to the Investor one or more notes and 16,667 warrants to purchase common stock, no par value, of KMOC at an exercise price of $450.00 per share (the "Warrants"), all upon the terms and conditions set forth in the Purchase Agreement; and

            WHEREAS the parties hereto wish to set forth their agreement concerning certain matters relating to the Investor's ownership and disposition of any shares of common stock, no par value, of KMOC acquired by the Investor pursuant to its exercise of the Warrants or by any other means subsequent to the Effective Date (collectively, the "Shares").

            NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   Definitions

            SECTION 1.1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

            An "affiliate" of any Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. For purposes of the definition of affiliate, "control" has the meaning specified in Rule 12b-2 under the Exchange Act as in effect on the date of this Agreement.

            "Applicable Law" shall mean, with respect to any Person, any statute, law, regulation, ordinance, rule, judgment, rule of common law, order, decree, award, Governmental Approval, concession, grant, franchise, license, agreement, directive, guideline, policy, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Author-
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ity, whether in effect as of the date hereof or thereafter and in each case as amended, applicable to such Person or its subsidiaries or their respective assets.

            A Person shall be deemed to "Beneficially Own", to have "Beneficial Ownership" of, or to be "Beneficially Owning" any securities (which securities shall also be deemed "Beneficially Owned" by such Person) that such Person is deemed to "beneficially own" within the meaning of Rule 13d-3 under the Exchange Act as in effect on the date of this Agreement.

            "best efforts" with respect to any action subject to such a best efforts obligation shall mean all efforts to take such action as may be taken in a commercially reasonable manner.

            "Change of Control" with respect to KMOC shall be deemed to have occurred at such time as a "person" or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) (i) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Securities of KMOC or (ii) otherwise obtains control of KMOC.

            "Effective Date" means the date of the closing of the transactions contemplated by the Purchase Agreement.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            "First Offer Price" has the meaning set forth in Section 3.2(a).

            "Governmental Approval" means any action, order, authorization, consent, approval, license, lease, ruling, permit, tariff, rate, certification, exemption, filing or registration by or with any Governmental Authority.

            "Governmental Authority" means any government or political subdivision thereof, governmental department, commission, board, bureau, agency, regulatory authority, instrumentality, judicial or administrative body having jurisdiction over the matter or matters in question.

            A "group" has the meaning set forth in Section 13(d)(3) of the Exchange Act as in effect on the date of this Agreement.

            "Indemnified Person" has the meaning set forth in Section 4.3(a).


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            "Investor" has the meaning set forth in the recitals to this
Agreement.

            "KMOC" has the meaning set forth in the recitals to this Agreement.

            "KMOC Board" means the board of directors of KMOC.

            "KMOC Common Stock" means common stock, no par value, of KMOC.

            "KMOC Voting Securities" means KMOC Common Stock and any other issued and outstanding securities of KMOC generally entitled to vote in the election of directors of KMOC.

            "Offered Shares" has the meaning set forth in Section 3.2(a).

            "Other KMOC Holders" means the holders of the Other KMOC Shares.

            "Other KMOC Shares" means securities of KMOC not held by a Shareholder.

            "Permitted Transferee" has the meaning set forth in Section 3.1(c).

            "Person" means any individual, group, corporation, firm, partnership, joint venture, trust, business association, organization, governmental entity or other entity.

            "Public Offering" means any offering of stock registered under the Securities Act.

            "Purchase Agreement" has the meaning set forth in the recitals to this Agreement.

            "Response Period" has the meaning set forth in Section 3.2(b).

            "SEC" means the Securities and Exchange Commission or any successor governmental entity.


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            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            "Shares" has the meaning set forth in the recitals to this Agreement.

            "Shareholder" means the Investor at such time as the Investor Beneficially Owns Shares or any Permitted Transferee that holds Shares.

            "Third Party Offer" means a bona fide offer to enter into a transaction by a Person other than the Investor or any of the Investor's affiliates or any other Person acting on behalf of the Investor or any of the Investor's respective affiliates which would result in a Change of Control of KMOC or a transfer of all or substantially all of the assets of KMOC.

            "Transfer" has the meaning set forth in Section 3.1.

            "Transfer Notice" has the meaning set forth in Section 3.2(a).

            "Warrants" has the meaning set forth in the recitals to this Agreement.

            "Wholly Owned Subsidiary" means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns, directly or indirectly, or otherwise controls, 100% of the voting shares or other similar interests.

                                   ARTICLE II
                               Third Party Offers

            SECTION 2.1. Third Party Offers. If, prior to the tenth anniversary of the Effective Date, KMOC becomes the subject of a Third Party Offer that is
(a) approved by a majority of the KMOC Board and (b) supported by the holders of a majority of the KMOC Voting Securities (i) in the event of a Third Party Offer, the consummation of which does not require action by the holders of the KMOC Voting Securities, that have taken a position on such transaction, other than the Shareholders, or (ii) in the event of a Third Party Offer, the consummation of which requires action of the holders of KMOC Voting Securities, whether at a meeting or by written consent, that have voted in favor of such


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Third Party Offer, other than the Shareholders, KMOC shall deliver a written notice to the Investor, briefly describing the material terms of such Third Party Offer, and the Investor shall, within ten business days after receipt of such notice, either (x) offer to acquire all or substantially all of the assets of KMOC or the Other KMOC Shares, as the case may be, on terms at least as favorable to the Other KMOC Holders as those contemplated by such Third Party Offer or (y) confirm in writing that it will support, and at the appropriate time support, such Third Party Offer, including by voting and causing each of the Shareholders to vote all Shares Beneficially Owned by such Shareholder eligible to vote thereon in favor of such Third Party Offer or, if applicable, tendering or selling and causing each of the Shareholders to tender or sell all of the Shares Beneficially Owned by it to the Person making such Third Party Offer. For purposes of (b)(i) of the foregoing sentence of this Section 2.1, in order to determine whether a Third Party Offer is supported by other holders of KMOC Voting Securities, KMOC may use any reasonable method, taking into account confidentiality concerns, including engaging the services of a proxy solicitor or similar firm. The notice referred to in the first sentence of this Section
2.1 shall be delivered promptly after the approval of the Third Party Offer by the KMOC Board and the determination of the support by the holders of a majority of the KMOC Voting Securities who have taken a position on such transaction or the approval by the holders of a majority of the KMOC Voting Securities that have voted in favor of such Third Party Offer, as the case may be.

                                   ARTICLE III
                              Transfer Restrictions

            SECTION 3.1. Restrictions. Except in connection with (i) a Third Party Offer as provided in Section 2.1 or (ii) a registered Public Offering pursuant to Article IV, no Shareholder shall, sell, pledge, assign, grant a participation interest in, encumber or otherwise transfer or dispose of any Shares to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise (a "Transfer") without the prior written consent of KMOC, which shall not be unreasonably withheld, except in accordance with one of the following:

            (a) subject to compliance with the provisions of Section 3.2, pursuant to a sale to any one Person or group in an amount less than 5% of the outstanding securities of any class of KMOC; provided, however, that the aggre-


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gate of such sales made by the Shareholders as a group in any one year shall not exceed 10% of the outstanding securities of any class of KMOC;

            (b) pursuant to a merger, consolidation or other business combination involving the Investor, where the Investor is not the surviving entity, or a sale of all or substantially all of the Investor's assets; provided, however, that the surviving or purchasing entity agrees to be bound by the terms of this Agreement; or

            (c) pursuant to a Transfer of Shares by the Investor to a Wholly Owned Subsidiary, from a Wholly Owned Subsidiary of the Investor to the Investor or between Wholly Owned Subsidiaries of the Investor (any such transferee shall be referred to herein as a "Permitted Transferee"), provided that in the case of any such Transfer, the Investor shall have provided KMOC with written notice of such proposed Transfer at least 15 days prior to consummating such Transfer stating the name and address of the Permitted Transferee, the relationship between the Investor and the Permitted Transferee, and the Permitted Transferee shall have executed a copy of this Agreement as a shareholder of KMOC. If any Permitted Transferee to whom Shares have been Transferred pursuant to this
Section 3.1 by the Investor ceases to be a Permitted Transferee, such Shares shall be Transferred back to the Investor immediately prior to the time such Person ceases to be a Permitted Transferee of the Investor. The Investor and such Permitted Transferee shall be jointly and severally liable for any breach of this Agreement by such Permitted Transferee.

            SECTION 3.2. Right of First Offer.

            (a) If a Shareholder desires to transfer any Shares to any Person other than pursuant to the provisions of Sections 2.1, 3.1(b) or 3.1(c) or
Article IV, the Shareholder shall first give written notice (a "Transfer Notice") to that effect to KMOC containing (i) the number of Shares proposed to be transferred (the "Offered Shares"), and (ii) the purchase price (the "First Offer Price") which the Shareholder proposes to be paid for the Offered Shares.

            (b) KMOC shall have a period of 30 days after the date of receipt of the Transfer Notice (the "Response Period") to accept the offer made pursuant to the Transfer Notice to purchase all of the Offered Shares (on its own behalf or on the behalf of others) at the First Offer Price by delivering written notice of acceptance to the Shareholder within the Response Period.


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            (c) If KMOC elects to purchase (on its behalf or on the behalf of others) all of the Offered Shares, the closing of the sale of the Offered
Shares will be held at KMOC's principal office in New York on a date to be specified by KMOC which is not less than 10 days nor more than 60 days after the end of the Response Period. At the closing, KMOC will deliver the consideration in accordance with the terms of the offer set forth in the Transfer Notice, and the Shareholder will deliver the Offered Shares to KMOC, duly indorsed for transfer, free and clear of all liens, claims and encumbrances.

            (d) If, at the end of the Response Period, KMOC has not given notice of its decision to purchase all of the Offered Shares, then the Shareholder shall be entitled for a period of 90 days beginning the day after the expiration of the Response Period to sell the Offered Shares at a price not lower than the First Offer Price and on terms not more favorable to the transferee than were contained in the Transfer Notice. Promptly after any sale pursuant to this
Section 3.2, the Shareholder shall notify KMOC of the consummation thereof and shall furnish such evidence of the completion (including time of completion) of such sale and of the terms thereof as KMOC may request.

            (e) If, at the end of any such 90-day period provided for in this
Section 3.2. the Shareholder has not completed the sale of the Offered Shares, the Shareholder shall no longer be permitted to sell any of such Offered Shares pursuant to this Section 3.2 without again fully complying with the provisions of this Section 3.2 and all the restrictions on sale, transfer, assignment or other disposition contained in this Agreement shall again be in effect.

            (f) Notwithstanding the foregoing, in the event that KMOC fails to close the purchase of the Offered Shares on the date specified in its notice of acceptance, the Shareholder shall be entitled, for a period of 120 days from the closing date originally set by KMOC in its offer of acceptance, to sell the Offered Shares at any reasonably negotiated price to any third party without having to further comply with the provisions of this Section 3.2; provided, however, that in the event that KMOC's failure to close the purchase is due to an order, injunction or other similar mandate from a regulatory body of competent jurisdiction and KMOC is using its best efforts to cause such order, injunction or mandate, as the case may be, to not apply to the purchase of the Offered Shares then KMOC shall have until the earlier of (i) the expiration of 30 days from the closing date originally set by KMOC in its acceptance or (ii) such time as the order, injunction or mandate becomes final and non-appealable, in which to close the purchase of the Offered Shares before the provisions of this clause (f) become applicable.


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            SECTION 3.3. Legend. Each certificate representing the Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

            RESTRICTIONS ON TRANSFER OF SECURITIES: THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER STATE SECURITIES LAWS. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN A SHAREHOLDER AGREEMENT DATED OCTOBER 14, 1997. A COPY OF SUCH CONDITIONS WILL BE FURNISHED BY THE CORPORATION TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE. THESE SECURITIES MAY NOT BE RESOLD OR TRANSFERRED UNLESS SUCH CONDITIONS ARE COMPLIED WITH AND UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.

            SECTION 3.4. Compliance with Applicable Law, Etc. The exercise of the right of first offer set forth in Section 3.2 and the completion of any transfer or sale of Shares contemplated hereunder shall be subject to compliance with Applicable Law. KMOC and the Shareholders shall cooperate with each other and shall take all such action, including, without limitation, obtaining all Governmental Approvals required to comply with Applicable Law in connection with the sale or transfer of the Shares pursuant to this Agreement. KMOC and the transferring Shareholder shall bear its own costs and expenses in connection with obtaining any such Governmental Approvals.

            SECTION 3.5. Effect. Any purported transfer of securities that is inconsistent with the provisions of this Article III shall be null and void and of no force or effect and will not be registered on the stock transfer books of KMOC.


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

                                   ARTICLE IV
                               Registration Rights

            SECTION 4.1. Incidental Registration. If KMOC proposes at any time to resister KMOC Common Stock under the Securities Act (other than pursuant to a registration statement on Form S-8 or Form S-4 (or a similar successor form)) with respect to an offering of KMOC Common Stock for its own account or for the account of any of its security holders, it will promptly give written notice thereof to the Investor (but in no event less than fifteen days before the anticipated filing date), and offer the Shareholders the opportunity to register such number of Shares as the Shareholders may request. Upon the written request of the Investor made within 20 days after the receipt of any such notice (which request shall specify the Shares intended to be disposed of by each Shareholder and the intended method of disposition thereof), KMOC will, subject to the terms of this Agreement, use its best efforts to include the Shares which KMOC has been requested to register in such registration.

            (a) If the proposed registration by KMOC is an underwritten Public Offering of KMOC Common Stock, then KMOC will use its best efforts to cause the managing underwriter or underwriters to include the Shares requested to be included by the Investor (including Shares to be included on behalf of other Shareholders) among those securities to be distributed by or through such underwriters (on the same terms and conditions as the KMOC Common Stock of KMOC included therein to the extent appropriate). Notwithstanding the foregoing, if in the reasonable judgment of the managing underwriters or underwriters, the success of the Public Offering would be adversely affected by inclusion of the Shares requested to be included, KMOC shall include in such registration the number (if any) of Shares so requested to be included which in the opinion of such underwriters can be sold, but (i) only after the inclusion in such registration of KMOC Common Stock being sold by KMOC and (ii) only after the inclusion in such registration of KMOC Common Stock being sold by persons exercising any demand registration rights they may have in respect of KMOC. If, in the opinion of such underwriters, some but not all of the Shares requested to be included may be included in such registration, all Shareholders requested to be included therein, and any other holders of KMOC Common Stock that have substantially similar registration rights to the holders of Shares and have requested registration of such shares, shall share pro rata in the number of such shares requested to be included therein based on the number of such shares so requested to be included by such persons.


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

            (b) If, at any time after giving written notice of its intention to register KMOC Common Stock and prior to the effective date of the registration statement filed in connection with such registration, KMOC shall determine for any reason either not to register, or to delay registration of, such securities, KMOC may, at its election, give written notice of such determination to the Investor and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Shares in connection with such registration or (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Shares, for the same period as the delay in registering such other KMOC Common Stock.

            (c) The selection of the underwriters for any such offering shall be at the sole discretion of KMOC.

            (d) KMOC will pay expenses associated with the registration and sale of the Shares including without limitation legal, accounting, printing and distribution fees and expenses, except for registration fees associated with the Shares and commissions and underwriting discounts payable with respect to the Shares, which shall be paid by the Investor.

            SECTION 4.2. Registration Procedures.

            (a) If and whenever KMOC is required by the provisions of Section
4.1 hereof to effect the registration of Shares, KMOC will as promptly as practicable:

                  (i) furnish to the Investor such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents, as the Investor may reasonably request to facilitate the disposition of the Shares included in such registration by the Shareholders;

                  (ii) use its best efforts to register or qualify the
            securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions, if applicable, as shall be rea-


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            sonably appropriate for distribution of the Shares; provided, however, that KMOC shall not be required, solely in order to accomplish the foregoing, to qualify to do business as a foreign corporation in any jurisdiction where it would not otherwise be required to qualify, subject itself to taxation in any such jurisdiction or consent to general service of process in any such jurisdiction;

                  (iii) advise the Investor, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC or any state securities commission or agency suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and use its best efforts to prevent the issuance of any stop order to obtain its withdrawal if such stop order should be issued;

                  (iv) notify the Investor upon KMOC's discovery that, or upon the happening of any event as a result of which any prospectus included in any registration statement which includes Shares, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the Investor's request prepare and furnish to the Investor a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein necessary to make the statements therein not misleading in the light of the circumstances then existing;

                  (v) use its best efforts to cause all such Shares to be listed on each securities exchange or inter-dealer quotation system on which the KMOC Common Stock is then listed or will be listed following the Public Offering, provided that the applicable listing requirements are satisfied.

            (b) If any registration pursuant to Section 4.1 shall be in connection with an underwritten Public Offering and regardless of whether the Shareholders participate in such registration, the Investor agrees and each of the other Shareholders shall agree not to, unless agreed to in writing by the manag-


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

ing underwriter or underwriters or KMOC, effect any public sale or distribution, including any sale pursuant to Rule 144 of the Securities Act, of any Shares (other than as part of such underwritten Public Offering) within the period commencing on a date specified by the underwriter, not to exceed 30 days prior to the effective date of such registration statement, and ending on a date specified by the underwriter, not to exceed 180 days after the effective date of such registration statement or such shorter period as any other holder of securities of KMOC being sold pursuant to the registration statement has agreed not to effect any public sale or distribution. The Investor agrees, and each of the other Shareholders shall agree, that KMOC may instruct its transfer agent to place stop transfer notations in its records to enforce this Section 4.2(b).

            (c) The Investor agrees, and each of the other Shareholders included in such registration shall agree, that upon receipt of any notice from KMOC of the occurrence of any event of the kind described in Section 4.2(a)(iv), it will forthwith discontinue the disposition of Shares pursuant to the registration statement relating to such Shares until its receipt of a supplemented or amended prospectus from KMOC and, if so directed by KMOC, will deliver to KMOC all copies, other than permanent file copies, then in such Shareholder's possession, of the prospectus relating to such Shares at the time of receipt of such notice; provided, that if the registration statement is for an underwritten Public Offering, each Shareholder included in such registration will use its best efforts to cause the underwriters of such Public Offering to discontinue the disposition of Shares.

            (d) If any Shares are included in any registration pursuant to this
Article IV, the Investor agrees, and each of the other Shareholders selling Shares shall agree, to take such actions and furnish KMOC with such information regarding itself and relating to the distribution of the Shares as KMOC may from time to time reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement, including, without limitation, the following: (i) enter into an appropriate underwriting agreement containing terms and provisions then customary in agreements of that nature and cause each underwriter of the Shares to be sold to agree in writing with KMOC to provisions with respect to indemnification and contribution that are substantially the same as set forth in Section 4.3 hereof;
(ii) enter into such custody agreements, powers of attorney and related documents at such time and on such terms and conditions as may then be customarily required in connection with such offering; and (iii) distribute the Shares in accordance with and in the manner of the distribution contemplated by the applicable registration statement and prospectus.


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            SECTION 4.3. Indemnfication.

            (a) Indemnification by KMOC. In the event of any registration of Shares pursuant to Section 4.1, KMOC agrees to indemnify and hold harmless the seller of Shares and its directors and officers and each other person, if any, who controls the seller (each, an "Indemnified Person") from and against any and all losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees and costs of investigation) to which such Indemnified Person becomes subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses arise out of or based upon (i) any untrue statement or alleged untrue statement of material fact contained in any registration statement under which such securities were registered or qualified under the Securities Act or otherwise, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that KMOC shall not be liable to such Indemnified Person in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with information furnished by such seller of Shares to KMOC.

            (b) Indemnification by the Shareholders. The Investor agrees, and each of the other Shareholders participating in a registration of shares pursuant to this Article IV shall agree, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 4.3(a)), KMOC and its directors and officers and each other person, if any, who controls KMOC within the meaning of the Securities Act arising out of or based upon (i) any untrue statement or alleged untrue statement of material fact contained in any registration statement under which such securities were registered or qualified under the Securities Act or otherwise, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made solely in reliance upon and in conformity with information furnished to KMOC by such Shareholder for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement.


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

            (c) Defense of Claim. If any action or proceeding (including any governmental investigation) shall be brought or directed against any party hereto (or its officers, directors or agents), the party against whom indemnification is sought shall be permitted to (or, if requested, shall) assume the defense of such claim, including the employment of counsel and the payment of all expenses, unless a conflict of interest may exist with respect to such claim or differing or additional defenses may be available to the other party. If defense of a claim is assumed by an indemnifying party, the indemnified party shall not be liable for any settlement of such action or proceedings effected without their prior written consent. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the indemnified party of release from all liability in respect to such claim or litigation. Any party entitled to indemnification hereunder agrees to give prompt written notice to the other party of any written notice of the commencement of any action, suit, proceedings or investigation or threat thereof for which such party may claim indemnification or contribution pursuant to this Agreement; provided, however, that failure to give such notice shall not limit any party's right to indemnification or contribution hereunder. Notwithstanding the foregoing, an indemnified party hereunder shall always have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party.

            (d) Contribution. If the indemnification provided for in Sections 4.3(a) or 4.3(b) hereof is unavailable to a party that would have been an indemnified party under any such Section in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each party that would have been an indemnifying party thereunder shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of such indemnifying party on the one hand and such indemnified party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or such indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The

Shareholder, on the date such Shareholder no longer Beneficially Owns any Shares or Warrants; provided, however, that the provisions of Section 4.3 shall survive the termination of this Agreement with respect to each Shareholder.

                                  ARTICLE VIII
                                  Miscellaneous

            SECTION 8.1. Effectiveness. This Agreement shall be effective as of the Effective Date.

            SECTION 8.2. Notices. All notices, requests and other communications hereunder shall be in writing and shall be delivered by hand, by nationally recognized courier service, by facsimile transmission, receipt confirmed or certified mail (postage prepaid, return receipt requested, if available):

            If to KMOC, to:

                  Khanty Mansiysk Oil Corporation
                  125 Park Avenue, 8th Floor
                  New York, New York 10017
                  Attention: John B. Fitzgibbons
                  Phone:(212) 479-2398
                  Fax:(212) 479-2505

            with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  919 Third Avenue
                  New York, New York 10022
                  Attention:  Eric L. Cochran
                  Phone:(212) 735-3000
                  Fax:(212) 735-2000

            If to the Investor or any other Shareholder, to:

                  Name: _________________________________
                        _________________________________

                  Address: ______________________________
                           ______________________________

                  Attention:  ___________________________
                  Phone:      ___________________________
                  Fax:        ___________________________

Each such notice, request or communication shall be effective (A) if delivered by hand or by nationally recognized courier service, when delivered at the address specified in this Section 8.2 (or in accordance with the latest unrevoked written direction from such party), (B) if given by fax, when such fax is transmitted to the fax number specified in this Section 8.2 (or in accordance with the latest unrevoked written direction from such party), and the appropriate confirmation is received or (C) if by certified mail, upon mailing.

            SECTION 8.3. Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "included," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

            SECTION 8.4. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the parties shall negotiate in good faith with a view to the substitution therefor of a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision; provided, however, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

            SECTION 8.5. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that both parties need not sign the same counterpart.

            SECTION 8.6. Entire Agreement; No Third Party Beneficiaries. This Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any Person, other than the parties hereto, any rights or remedies hereunder.

            SECTION 8.7. Further Assurances. Each party shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by the other party hereto to give effect to and carry out the transactions contemplated herein.

            SECTION 8.8. Governing Law; Equitable Remedies. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to equitable relief, including in the form of injunctions, in order to enforce specifically the provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity.

            SECTION 8.9. Amendments; Waivers.

            (a) No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

            (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

            SECTION 8.10. Assignment. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party, except that either party may assign all its rights and obligations to the assignee of all or substan-tially all of the assets of such party including an acquisition through merger, provided that such party shall in no event be released from its obligations hereunder without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Any attempted assignment in contravention hereof shall be null and void.


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